DISTRIBUTION AGREEMENT

THIS AGREEMENT ("Agreement") is made with effect from January 1, 1998 by and between Eclipse Entertainment Group, Inc. ("Eclipse") located at 10900 N.E. 8th Street, Suite 900, Bellevue, WA 98004 and Westar Entertainment, Inc. ("Westar") located at 1732 S. Sepulveda Boulevard, Los Angeles, CA 90025.

Whereas Eclipse is a producer of motion pictures for worldwide distribution, and is also in the business of acquiring ownership and worldwide distribution rights of motion pictures produced by other independent producers (which motion pictures, whether produced by Eclipse or acquired by Eclipse now or hereafter during the Term of this Agreement are herein called the "Eclipse Pictures").

And whereas Westar is a worldwide distributor of motion pictures.

In consideration of the respective covenants, conditions, warranties and representations hereinafter contained, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

Exclusive Grant of License:   Eclipse hereby engages Westar to be
the exclusive worldwide distributor of Eclipse Pictures. Westar hereby accepts the exclusive distribution rights in and to the Eclipse Pictures, including but not limited to, the right to exhibit, distribute, lease, rent, sub-distribute, sell, reissue, release, transmit, broadcast, project, exploit, advertise, publicize, promote and market the Eclipse Pictures, prints and trailers thereof, excerpts, clips or portions therefrom, the sound and music synchronized therewith, the title or titles thereof (including the right to change the English language title and to authorize foreign language titles), and any by-products thereof, throughout the Territory (as defined below) and all incidental rights pertaining thereto necessary to allow Westar the full exercise of the rights granted herein, by any and all media, means, methods, systems and processes, whether now known or hereafter devised, recognized or contemplated (including interactive, CD-ROM, TV series, live stage and publishing), and in all sizes and gauges of film tape and other material now known or hereafter developed, and to print, reprint, publish, copy and vend the Eclipse Pictures in any and all languages, in any form or media and in any style or manner Westar may desire; and to license others to exercise any or all of the rights, powers and privileges of Westar under this Agreement. Said rights shall hereinafter collectively defined as the "Rights". The Rights include all rights of any nature whether now known or hereafter conceived and the licenses or privileges, under copyright or otherwise to: (1) license the Eclipse Pictures in any and all media, whether now known or hereafter devised, including, but not limited to, cinematic rights (theatrical, non-theatrical and public video), video rights (including free, pay, cable, satellite and broadcast); (2) the license of all music and lyrics synchronized with or written for or only in connection with the Eclipse Pictures; (3) the right to assign, license, sub-license or otherwise delegate any or all of the aforesaid, in accordance with the terms herein thereof; and (4) the right, but not the obligation, to maintain, protect and defend copyright of the Eclipse Pictures and/or any similar protection which may be available in the Territory but only on behalf of Eclipse. Further, Westar shall have the right to register the entire copyright in the Eclipse Pictures in any name as herein provided in any jurisdiction in the Territory which permits or requires registration or copyrights as a condition to obtain any remedies for copyright infringement, to give constructive notice of copyright ownership, or for other purposes. It is specifically understood that the copyright in the Eclipse Pictures shall remain with Eclipse.

Delivery of the Eclipse Pictures:   Delivery of the Eclipse
Pictures to Westar ("Delivery") at Eclipse's sole expense except as otherwise provided herein, is the essence of this Agreement. Delivery of each Eclipse Picture shall be as soon as practical for Eclipse. Westar reserves the right to check the quality of all materials delivered hereunder at a laboratory of its choice. All materials must pass laboratory inspection and must be satisfactory for the manufacture of first class quality release copies of each Eclipse Picture. Should Eclipse not complete Delivery, any costs that Westar may incur in doing so may be deducted from payments otherwise due to Eclipse hereunder.
Should Westar, its licensees or sub-distributors require any Delivery materials which have not otherwise been provided by Eclipse, Westar may in its discretion, but without obligation therefor, arrange to have such Delivery materials made, and shall deduct the cost thereof from payment otherwise due to Eclipse hereunder.

Territory:   The Territory ("Territory") for this Agreement shall
be the Universe. Territory shall be deemed to include, but not be limited to all of the possessions and territories of the countries and nations in the World including, but not limited to, all armed service installations, embassies and ships at sea wherever located, and oil platforms flying flags of any of such nations or countries. The Territory shall include, but not be limited to, all rights to use the Eclipse Pictures in or on any airplane, airline or other transportation facilities which may be flying the flag of any country or nation

Term:   The Initial Term of this Distribution Agreement shall
commence on the execution of hereof and continue for five (5) years. After expiration of the Initial Term, this Distribution Agreement shall continue from year to year unless cancelled by either party on sixty (60) days written notice. No license to a third party shall be granted longer than ten years without Eclipse's prior written consent.

Sales Policies:   Westar shall use its good faith professional
business efforts in the exploitation of the Eclipse Pictures pursuant hereto, Eclipse agrees that Westar and any sub-distributors or licensees of Westar shall have complete authority to distribute the Eclipse Pictures and to exercise the rights granted herein in accordance with such sales methods, policies and terms as they may, in their good faith discretion, determine. Except as provided herein, Westar and such sub-distributors shall have the broadest possible latitude in the distribution of the Eclipse Pictures and the exercise of their judgement in all matters pertaining thereto shall be final. Westar has not made any express or implied representation, warranty, guarantee or agreement as to the amount of Gross Receipts which will be derived from the distribution of the Eclipse Pictures, nor has Westar made any express or implied representation, warranty, guarantee or agreement that there will be any sums payable to Eclipse hereunder or that the Eclipse Pictures will be favorably received by the exhibitors or by the public or will be distributed continuously. In no event shall Westar incur any liability to Eclipse hereunder based upon any claim by Eclipse that Westar has failed to realize receipts or revenues which should or could have been realized. Eclipse acknowledges that Westar may simultaneously with the distribution of the Eclipse Pictures distribute pictures produced and co-produced by it, or others, or both, in competition with the Eclipse Pictures, and Westar shall be under no duty to secure for the Eclipse Pictures as favorable prices and terms as it secures for films produced by it, by others or both, it being understood that without in any way limiting the latitude or discretion of Westar or its licensees hereunder, Westar agrees to use good faith criteria in establishing the prices and terms for the Eclipse Pictures. Wherever a licensee pays either a flat sum or percentage of the receipts, or both, or makes other payments for the right to exhibit a group of pictures under an agreement, Westar will specify under separate contract what portion of the license payments apply to the respective pictures in the group, and said allocation shall be fair and equitable to Eclipse but shall in no way be less that the scheduled minimum for that Territory.

Distribution Fees:   Westar's distribution fees ("Distribution
Fee") with respect to the Gross Receipts (as defined below) from the Rights of the Eclipse Pictures shall be Fifty Percent (50%) of the Gross Receipts from the exploitation of the Rights in the Territory. Westar shall remit the balance of Gross Receipts, after deducting and retaining Distribution Fees, to Eclipse.

Gross Receipts:   As used herein, the term "Gross Receipts" shall
mean the aggregate of all monies actually received (and not subject to forfeiture or return) by Westar from its licensees or sub-distributors from the sale, licensing, marketing and exploitation of the Eclipse Pictures and any use of the Rights in the Territory.

Distribution Expenses:   The term "Distribution Expenses" shall
include, but not be limited to, expenses incurred with respect to trailers, art work, promotional materials, delivery materials, advertising, and any and all expenses incurred by Westar for the sales, marketing and distribution of the Eclipse Pictures, the exploitation of the Rights, and reasonable attorney's fees and costs for any third party claims or causes of action related to the Eclipse Pictures. All Distribution Expenses incurred by Westar shall be paid to, or reimbursed to, Westar by Eclipse as and when incurred by Westar.

Editing, Resetting and Foreign Versions:   Westar may make or
cause to be made and/or authorize others to make English-language and foreign-language versions of the Eclipse Pictures, whether dubbed versions, superimposed versions or otherwise, all with prior consultation with Eclipse. Eclipse will pay Westar for same as a Distribution Expense if not paid by the territorial distributor. Westar may also grant to any other persons, firms, corporation or entities the right to make foreign-language versions in the Territory during the Term. Westar, with the prior written consent of Eclipse, may change the title of any Eclipse Pictures in connection with its distribution in all or any part of the Territory if, in the judgement of Westar, it is desirable or expedient to do so.

Music Synchronization License Rights:   Eclipse hereby licenses
to Westar for the Term and Territory the synchronization rights in the Eclipse Pictures, only to be used in connection with the distribution or exploitation of the Eclipse Pictures in all media throughout the World. All other music rights including performance rights are held by Eclipse.

Westar's Credit:   Westar and its designees shall receive the
following credits with respect to the exploitation of the Eclipse
Pictures:

A.  On-Screen Credit:

(i) A first card, single card, front end message presentation credit on the screen, consisting of Westar's optical logo and types credit reading "Westar Entertainment Presents" in a size equal to the regular title, followed by Eclipse credits.

B.  Credit in Paid Advertising:

(i) "Westar Entertainment Presents" above or preceding the regular title in first position, along with the Westar logo.

Execution of Documents:   Eclipse and Westar shall execute and
deliver any and all documents which may be necessary or appropriate to fully implement the provisions of this Distribution Agreement.

Eclipse's Warranties:   Eclipse specifically represents and
warrants that (i) Eclipse has the full authority to grant the Rights granted to Westar herein; (ii) that the Rights are and will be free and clear of any liens, encumbrances, restrictions, claims or rights inconsistent with or which could adversely affect any of the Rights granted herein to Westar, and the Eclipse Pictures as delivered will be free from any outstanding payable of any kind; (iii) that the grant of the Rights to Westar does not interfere with or infringe on the rights of any third party; (iv) that all rights to music, story, name, likeness, pictures caricatures, dialogue, voice-overs, the literary material upon which the Eclipse Pictures are based and to any other material of any nature whatsoever appearing, used or recorded in the Eclipse Pictures have been and will be obtained in proper form for the free and unrestricted use and exploitation of the Eclipse Pictures in the Territory; (v) that Eclipse has and will have the right to issue and authorize publicity concerning persons appearing in or rendering services in connection with the Eclipse Pictures or appearing in the paid advertising of the billing, and has and will have the right to use, reproduce, transmit, broadcast , exploit, publicize and exhibit their names, photographs, likeness, voices and other sound effects, as well as recording, transcriptions, films and other reproductions thereof in connection with the Rights granted herein to Westar; (vi)that there are and will be no restrictions from Eclipse or third parties of any kind which could or would prevent, limit or impair Westar's sole and exclusive Rights or its right to any use or exploitation thereof; (vii) except as provided herein Westar will not be obligated to make any payments to anyone other than as expressly specified in this Distribution Agreement in connection with the exercise by Westar, its licensees or sub-distributors of any license rights granted, including but not limited to, any guild, rerun, reuse, pension, deferment or residual payments of any kind, nature or description; (viii) that no third party is entitled to share Gross Receipts of the Eclipse Pictures in any way which would limit Westar's Distribution Fee as provided for herein; (ix) that none of the Eclipse Pictures have been or will be released, distributed or exhibited by any means or media whatsoever in any part of the Territory, nor banned by censors of, or refused import permits for any part of the Territory; (x) Eclipse has not and will not exercise any right in the Eclipse Pictures which might tend to derogate from or compete with the Rights herein granted to Westar; (xi) Westar will quietly and peacefully enjoy and possess all Rights without hindrance on the part of any person, firm, corporation or entity,; and (xii) Eclipse further represents and warrants that none of the Eclipse Pictures, nor any materials contained therein or synchronized therewith, nor the exercise of any rights or license t herein, will defame or constitute unfair competition with any third party, violates or will violate, infringes or will infringe, any trademark, trade name, copyright or civil property, right of privacy, right of publicity or "moral right of authors", or any law or regulation or other right whatsoever of, or slanders or libels, any person, firm, corporation, association or entity whatsoever. Westar warrants that it will not make any changes in the Eclipse Pictures or perform any act that would subject Westar to any Liability whatsoever.

Infringements and Collection Suits:   Westar may, in the name of
Eclipse, or otherwise, take such steps as Westar may deem reasonably necessary or appropriate by action-at-law or otherwise to prevent unauthorized exhibition or distribution of the Eclipse Pictures or any infringement upon the rights of Eclipse or Westar under this Distribution Agreement, and Westar or its nominee may, as Eclipse's attorney-in-fact, execute, acknowledge, verify and deliver all instruments pertaining thereto in the name of and on behalf of Eclipse only in respect to infringement and collection suits. Westar may also take such steps as Westar shall deem necessary or appropriate by action-at-law or otherwise to recover moneys due pursuant to any agreement relating to the exploitation of the Rights. All costs and expenses, including reasonable attorneys fees, in connection with such matters shall be borne by Westar but shall be recoupable by Westar from Eclipse.

Offset Rights:   In the event any written claim or lawsuit is
instituted against Westar or any licensee or sub-distributor of Westar, which written claim or lawsuit (the "Liability") on a claim inconsistent with any of Eclipse's warranties, representations or agreements hereunder, Westar may offset any moneys that Westar reasonably deem necessary, now or hereafter payable to or for the account of Eclipse, in the amount of the Liability plus Westars reasonable attorney's fees and costs, whether or not the Liability has been reduced to judgement. In addition, pending the final determination of such Liability, Westar may withhold from such moneys payable to Eclipse hereunder such amount as Westar may reasonably deem necessary to cover the Liability plus Westar's reasonable attorney's fees and costs. Westar may compromise or settle such Liability upon terms as Westar may deem reasonable.

Indemnity:

A. Each party (in this capacity referred to as "Indemnitor") agrees to indemnify and hold the other party (in this capacity referred to as "Indemnitee") and its successors in interest. licensees and assigns, the officers, directors agents, shareholders, attorneys, and employees of the foregoing (in this capacity referred to as "Indemnities") harmless from and against and all costs, claims, charges, recoveries, losses, expenses (including, but not limited tom reasonable attorney's fees), liabilities, judgements, settlements, compromises or any other out-of-pocket loss (hereinafter collectively referred to as a "Loss") which may be made, asserted, maintained, secured, against or suffered by Indemnities, or any of them caused by any breach or alleged breach by Indemnitor of any provision of this Distribution Agreement.

B. Each party agrees to give the other party timely written notice of any claim, demand or action which is or may be subject to this Paragraph including A or B hereof ("Demand") promptly after obtaining knowledge thereof and shall make available to the other party all documents and information in possession of that party material the Demand. Within ten (10) days from receipt of such notice, the applicable Indemnitor agrees to assume the defense of the demand on behalf of itself and the applicable Indemnities. Any Indemnitee shall have the right to participate in the defense of any Demand through counsel of their choice at their cost, if the applicable Indemnitor fails to promptly assume the defense of any reasonable Demand, any Indemnitee may do so and the applicable Indemnitor shall promptly reimburse all Indemnitees for all costs, expenses (including, but not limited to, reasonable attorney's fees) incurred in connection therewith as such are incurred. Indemnitees shall not settle or compromise any Demand without prior written consent of any Indemnitor, unless that Indemnitor shall fail or refuse for any reason to reimburse costs and expenses withheld. Both parties agree to fully cooperate with the other in the defense of all Demands initially made by third parties, including but not limited to, prompt compliance with all reasonable discovery requests.

Assignment, Successors:   Both parties may assign this
Distribution Agreement provided that such assignment does not release the assignor from assigner's responsibilities hereunder and provided that the other party is advised of such assignment before it is effected. This Distribution Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, assignees and successors in interest of the parties hereto.

Applicable Law:   This Agreement shall be construed, interpreted
and enforced in accordance to the laws of the State of California applicable to agreements executed and to be wholly performed within such state and without regard to the conflict or choice of law provisions thereof. All proceedings commenced to enforce this Agreement shall be decided before a sole arbitrator in the County of Los Angeles, State of California before the American Film Association Arbitration Tribunal in accordance with AFMA rules and procedures.

Partial Invalidity:   If any provisions of this Distribution
Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that such provision shall be ineffective only to the extent of such prohibition or invalidity and that all other provisions of this Distribution Agreement shall be construed to remain fully valid, enforceable and binding on the parties.

Interpretation:   Wherever any words are used herein in a gender
they shall also be construes as though they were in the opposite gender in all cases where they would apply and wherever any words are used herein the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

Relationship of Parties:   The relationship between Eclipse and
Westar is that of creditor and debtor with respect to sums due pursuant to this Agreement. Nothing contained herein shall be construed so as to create a joint venture or partnership between Eclipse and Westar. Except as otherwise specifically set forth herein, neither Eclipse nor Westar shall be authorized or empowered to make any representation or commitment or to perform any act which shall be binding on the other party unless expressly authorized or empowered in writing.

Headings:   The descriptive headings of the paragraphs of this
Agreement are inserted solely for convenience of reference and are not part of this Agreement and are not intended to govern, limit, amplify or aid in the construction of any of the terms or provisions of this Agreement.

Counterparts:   This Agreement may be signed in one or more
counterparts, each of which shell be deemed an original, but all of which shall constitute one and the same instrument. The respective signatures on each of such counterparts shall constitute a binding agreement by and between the parties.

Notices:   All notices, payments or approvals which either party
is required or may desire to give or to serve upon the other party under this Distribution Agreement shall be in writing and may be delivered personally, by facsimile transmission, by overnight courier services or by registered or certified mail, return receipt requested, prepaid first class mail to the said party at the address set forth below or such other address of which it may hereafter give notice to the other party in writing. A copy of any notice sent by facsimile transmission must also be sent by regular mail. Any notice sent by facsimile transmission shall be deemed served the same day if it is a business day during normal business hours of the recipient or the next business day is received after recipient's normal business hours or on a Saturday, Sunday or legal holiday. Any notice sent by overnight courier service shall be deemed served the next business day. Any notice sent by certified or registered prepaid first class mail shall be deemed served seven (7) days after it shall be deposited with the Canadian or United States Postal Service.

Notices to Producer:

Eclipse Entertainment Group, Inc.
10900 N.E. 8th Street, Suite 900
Bellevue, WA 98004
Tel: (425) 990-5969   Fax: (425) 990-5979

Notices to Westar:

Westar Entertainment, Inc.
1732 S. Sepulveda Boulevard
Los Angeles, CA 90025
Tel: (310)477-4144     Fax: (310)477-6690

Accounting: Westar shall furnish Eclipse with detailed and itemized reports quarterly, said reports to indicate Gross Receipts, Distribution Fees and Distribution Expenses, and shall be accompanied by Eclipse's Share of Gross Receipts shown to be due. Any objection to a report shall be made in writing within six (6) months of the rendering of same and if no objection has been made said report shall be deemed final and any objection thereto deemed waived and action thereon barred.

Entire Agreement:   This Distribution Agreement constitutes the
complete and entire agreement and understanding between the parties pertaining to the subject matter contained herein and supercedes all prior and contemporaneous agreements, representation and understandings, whether oral or written, of the parties. No supplement, modification or amendment of this Distribution Agreement shall be binding unless executed in writing by all parties. Eclipse and Westar shall execute any and all documents and instruments and shall do all acts which may be necessary or appropriate to fully implement the provisions of this Distribution Agreement.

Arbitration:   Any controversy, dispute or claim arising out of
the interpretation, performance, breach or alleged breach of this Distribution Agreement, shall be resolved by binging arbitration, before a sole arbitrator, at the request of either party, in accordance with the rules of the American Film Marketing Association. The arbitrator shall apply California substantive law and the California Evidence Code to the Proceedings. The arbitrator shall have the power to grant all legal and equitable remedies and award compensatory damages provided by California law, including the power to award punitive damages in the event of gross misconduct or fraud, that Eclipse may not enjoin the distribution of any Eclipse Picture for any reason and shall be limited to its damages at law for any claims arising under or in connection with this Distribution Agreement. The arbitrator shall prepare in writing and provide to the parties an award including factual findings and the errors of law or legal reasoning, and the award may be vacated or corrected pursuant to California Code of Civil Procedure Sections 1286.2 or 1286.6 for any such error. All such proceedings shall take place in the County of Los Angeles, State of California.

Default and Cure:   Neither party shall be liable for its breach
of the terms of this Distribution Agreement unless it shall have received written notice of such breach from the non-breaching party and the breaching party shall not within fifteen (15) days after receipt of such notice have cured said breach. Such cure right shall not be applicable to breaches which are incapable of being cured. In the event Westar or Eclipse materially breaches this Distribution Agreement and does not cure said breach in accordance with the terms hereof, Westar or Eclipse may elect to terminate this Distribution Agreement and all of its obligations hereunder, it being understood that the exercise by Westar or Eclipse of its rights or remedies under any one provision of this Distribution Agreement shall not limit or affect its rights or remedies concurrently or subsequently to exercise any other right or remedy and shall be in addition to such other rights or remedies as Westar or Eclipse may have at law, in equity, under this Distribution Agreement or otherwise. All of Westar's and Eclipse's rights and remedies under this Distribution Agreement shall be cumulative.

No Waiver:   No waiver of any of the provisions of this
Distribution Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, dissimilar or identical, nor shall any waiver constitute a continuing waiver. Nether party shall be deemed to have waived any provision hereof except in writing signed by the party to be charged.

Construction:   This Distribution Agreement has been negotiated
and approved by the parties hereto and notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty in this Agreement shall not be construed against either party based upon authorship of any of the provisions hereof.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

ECLIPSE ENTERTAINMENT  GROUP, INC


By: /s/  Arthur Birzneck
Arthur Birzneck, President

Date: January 1, 1998

WESTAR ENTERTAINMENT GROUP, INC.


By: /s/  Franco Colombu
Franco Columbu, President

Date: January 1, 1998